Exhibit 23(h)6

                  Amended and Restated Participation Agreement
                        among PESF, PLIC, PHLVIC and PLAC

                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT


                                  BY AND AMONG


                          THE PHOENIX EDGE SERIES FUND

                                       AND

                         PHOENIX LIFE INSURANCE COMPANY

                                       AND

                         PHL VARIABLE INSURANCE COMPANY

                                       AND

                        PHOENIX LIFE AND ANNUITY COMPANY



                             DATED: JANUARY 1, 2007

                                TABLE OF CONTENTS



DESCRIPTION                                                                PAGE
-----------                                                                ----


RECITALS        ............................................................   1

ARTICLE I.      Purchase and Sale of Fund Shares............................   2
                --------------------------------

ARTICLE II.     Representations and Warranties..............................   5
                ------------------------------

ARTICLE III.    Prospectuses and Proxy Statements; Voting ..................   7
                -----------------------------------------

ARTICLE IV.     Sales Material and Information..............................   8
                ------------------------------

ARTICLE V.      Fees and Expenses...........................................   8
                -----------------

ARTICLE VI.     Diversification.............................................   9
                ---------------

ARTICLE VII.    Potential Conflicts.........................................   9
                -------------------

ARTICLE VIII.   Indemnification.............................................  11
                ---------------

ARTICLE IX.     Applicable Law..............................................  14
                --------------

ARTICLE X.      Termination ................................................  14
                -----------

ARTICLE XI.     Notices.....................................................  15
                -------

ARTICLE XII.    Miscellaneous...............................................  15
                -------------

Schedule A      Separate Accounts and Associated Variable Insurance
                ---------------------------------------------------
                Products....................................................  18
                --------

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the 1st day of January, 2007 by and between Phoenix Life Insurance Company, a New York insurance company (hereinafter, the "Company"), PHL Variable Insurance Company ("PHLVIC") and Phoenix Life and Annuity Company ("PLAC"), on its and their own behalf and on behalf of each segregated asset account set forth on Schedule A attached hereto (each such account of the Company, PHLVIC and PLAC shall hereinafter be collectively referred to as the "Accounts"); and The Phoenix Edge Series Fund, a Massachusetts business trust (hereinafter, the "Fund").

                                    RECITALS
                                    --------

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") whose shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act") and serves as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") that have historically been, and shall continue to be, offered by the Company, PHLVIC and PLAC (which entities shall hereinafter be collectively referred to as the "Phoenix Insurance Companies");

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio");

         WHEREAS, each of the Portfolios are managed by Phoenix Investment Counsel, Inc., Phoenix Variable Advisors, Inc. or Duff & Phelps Investment Management Co. (collectively, the "Adviser") who are each duly registered as investment advisers under the federal Investment Advisers Act of 1940 and any applicable state securities laws;

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated August 20, 2002 (Investment Company Act of 1940 Release No. 25703) (hereinafter, the "Shared Funding Exemptive Order") granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies, including, but not limited to the Accounts;

         WHEREAS, the Variable Insurance Products identified on Schedule A hereto (hereinafter, the "Contracts") have been, or will continue to be, registered by the Phoenix Insurance Companies under the 1933 Act, unless such Contracts are exempt from registration thereunder;

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Boards of Directors of the Phoenix Insurance Companies, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

         WHEREAS, the Company is the servicing agent for the Variable Insurance Products;

         WHEREAS, the owners of Contracts are the indirect beneficial owners of the assets of the Accounts by virtue of their ownership of such contracts (or "Variable Insurance Products") offered by the Phoenix Insurance Companies and distributed through Phoenix Equity Planning Corporation, a registered broker-dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act") and a member in good standing of the National Association of Securities Dealers (hereinafter, the "NASD"); who serves as principal underwriter for the Contracts;

         WHEREAS, the Company has registered, or will register, each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder;

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Phoenix Insurance Companies intend to memorialize their continuing arrangements to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts; and,

         WHEREAS, the parties mutually desire to set forth their mutual agreements and understandings with respect to their respective duties and obligations hereunder.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of their mutual promises herein contained and other good and valuable consideration, the parties agree as follows:

                   ARTICLE I. Purchase and Sale of Fund Shares
                              --------------------------------

         1.1. The Fund agrees to sell those shares of each Portfolio which each Account orders, executing such orders on a daily basis at the Net Asset Value (as hereafter defined) next computed after receipt by the Fund, or its designee (hereinafter, the "Processing Agent"), of the order for the shares of such Portfolio. For purposes of this Section 1.1, the Variable Products Operations Unit of the Company located in Albany, New York shall be the Processing Agent for receipt of such orders from each Account and receipt by the Processing Agent shall constitute receipt by the Fund thereof. No orders for the purchase and redemption of Fund shares, whether or not in good order (as such term is defined in Registration Statements (as hereafter defined)), on behalf of the Accounts will be accepted by the Processing Agent, or its duly appointed designees, after 4:00 p.m. Eastern time. Stated otherwise, only orders accepted by the Processing Agent, or its duly appointed designees, before 4:00 p.m. Eastern Time will be priced using the net asset value (hereinafter, the "NAV") next computed for that Business Day. The Processing Agent shall provide notice of such orders by 8:30 p.m. Eastern time on the next following Business Day (as hereafter defined). The Fund, acting by and through its designated agents and/or committee(s), shall provide the Processing Agent with the NAV for each Portfolio. The Fund shall make the NAV per share for each Portfolio available to the Processing Agent on each Business Day (as hereafter defined) as soon as reasonably practical after the net asset value per share is ca1culated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such NAV per share available by 7 p.m. Eastern time. The Company shall then calculate multiple accumulation unit values ("AUVs") based on each Portfolio's NAV. Purchase and redemption orders in each Portfolio will be aggregated to arrive at the net amount of Account units to be either issued or redeemed and corresponding Portfolio shares to be purchased or sold. Not later than 9:00 a.m. Eastern time on the next following Business Day after receipt of each order, the Processing Agent shall aggregate all purchases and redemptions into and from each Portfolio, transmit a net purchase or redemption order to the Fund and (a) in the event that the net sum is a positive number, wire immediately available funds equal to the net amount of purchases of such Portfolio to the custodian designated in the Registration Statement or (b) if the net sum is a negative number, request that the appropriate custodian wire the appropriate amount of proceeds to the Company. The Processing Agent may engage the services of such sub-agents from time-to-time, as it may deem reasonable and appropriate. The Processing Agent shall, on behalf of itself and any and all such sub-agents, certify in such form as the Fund (or its duly authorized officers) shall reasonably request as to compliance with the processing and trading procedures described in this Section 1.1. For the purposes hereof, a "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (hereinafter, the "SEC"), as amended from time to time, subject to such terms and conditions as may be set forth in the registration statement for the Fund as filed with the SEC, as the same shall be amended from time to time (hereinafter, the "Registration Statement"). If the Fund provides the Company with materially incorrect net asset value per share information through no fault of the Company, the Company, on behalf of the Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share in accordance with the net asset value correction procedures set forth by the Board of Trustees of the Fund (hereinafter, the "Fund Board") and in conformity with SEC interpretations as now in effect or as may be amended. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

         1.2. The Fund agrees to indefinitely make its shares available for purchase at the applicable net asset value per share by the Phoenix Insurance Companies and the Accounts on those days on which the Fund calculates its NAV pursuant to Section 1.1. Shares of the Fund will be sold only to the Phoenix Insurance Companies and their Accounts. No shares of any Portfolio will be sold to the general public. Notwithstanding the foregoing, the Fund Board may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction with respect to the Fund, or is, in the reasonable discretion of the Fund Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in order to protect the best interests of the Contract owners investing in such Portfolio. The Phoenix Insurance Companies, in consultation with the Fund, shall establish and maintain policies and procedures designed to detect, monitor and deter (including, without limitation, rejecting specific purchase orders) Contract owners (or their agents) whose purchase and redemption activity follows a market timing pattern, and to take such other actions as it deems necessary to discourage or reduce market timing activity. The Phoenix Insurance Companies shall not modify such policies and procedures, except on providing reasonable notice to the Fund. For the purposes hereof, "market timing activity" shall mean and refer to any discernable pattern of excessive trading in and out of a Portfolio by one or more Contract owners (or their agents), including, without limitation, any purchase and sale (round trip) in and out of a single Portfolio within any thirty day period. The Phoenix Insurance Companies shall provide reasonable reports regarding its implementation and enforcement of such restrictions on purchase and redemption activity that follows a market-timing pattern upon request. The Phoenix Insurance Companies each agree that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

         1.3. In addition to the Phoenix Insurance Companies' responsibilities under Section 1.2, they agree to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all owner(s) of the Contract and the amount, date, name or other identifier of any investment professional(s) associated with the owner(s) or Contract (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares held through an account maintained by the Phoenix Insurance Companies during the period covered by the request.

                  (a) Requests must set forth a specific period, not to exceed ninety days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety days from the date of the request as it deems necessary to investigate compliance with policies and procedures established by the Fund for the purpose of discouraging or reducing market timing of the outstanding shares issued by the Fund.

                  (b) The Phoenix Insurance Companies agrees to provide within thirty days upon request of the Fund or its designee, the requested information. If requested by the Fund or its designee, the Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, within thirty days provide (or arrange to have provided) the information for those owners who hold an account with an indirect intermediary.

                  (c) The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Phoenix Insurance Companies.

                  (d) The Phoenix Insurance Companies agree to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by an owner who has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Contract) that violate policies and procedures established or utilized by the Fund for the purpose of discouraging or reducing market timing of the outstanding Shares issued by the Fund.

                  (e) The Phoenix Insurance Companies agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

                  (f) The Phoenix Insurance Companies must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. The Phoenix Insurance Companies agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

         1.4. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Phoenix Insurance Companies or any Account.

         1.5. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Phoenix Insurance Companies undertakes and agrees to comply with all laws, regulations, protocols and other Federal, state or foreign requirements relating to money laundering that are applicable to the Phoenix Insurance Companies and/or the Accounts, including, without limitation, applicable sections of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the "USA Patriot Act"), the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot
Act) and any and all rules and regulations promulgated thereunder, as well as official interpretations of any of the foregoing, that are applicable to life insurance companies and/or separate accounts (policies and procedures adopted by the Board of Directors of the Phoenix Insurance Companies and/or such other policies, howsoever memorialized, as may be implemented from time to time by the Phoenix Insurance Companies in connection therewith, shall be collectively referred to as the "AML Procedures"). The Fund and the Phoenix Insurance Companies agree that, if required or permitted by law, rule or regulation, each would share information with the other party regarding individuals, entities, organizations, and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT. The Phoenix Insurance Companies agrees to provide the Fund, its internal or external auditors, regulatory authorities, or the duly appointed agents of any of the foregoing (collectively, the "Interested Parties"), any and all necessary reports and information requested by the Fund or any of the Interested Parties, as the case may be, with respect to the Phoenix Insurance Companies performance of its obligations under the AML Procedures.

         1.6. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Phoenix Insurance Companies of any trading activity, including any income, dividends or capital gain distributions payable on the Fund's shares. The Phoenix Insurance Companies hereby elect to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Phoenix Insurance Companies reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Phoenix Insurance Companies of the number of shares so issued as payment of such dividends and distributions.

         1.7. If the Fund provides the Phoenix Insurance Companies with materially incorrect NAV per share information through no fault of the Phoenix Insurance Companies, the Phoenix Insurance Companies on behalf of the Accounts shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share in accordance with the NAV correction procedures set forth by the Fund Board and in conformity with SEC interpretations as now in effect or as may be amended from time to time. Any material error in the calculation of NAV per share, dividend or capital gain information shall be reported by the Fund promptly upon discovery to the Phoenix Insurance Companies.


                   ARTICLE II. Representations and Warranties
                               ------------------------------

         2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable law and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

         2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Phoenix Insurance Companies each represent that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that each will make every effort to maintain such treatment and that each will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, except as to the S&P Dynamic Asset Allocation Series.

         2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

         2.8. The Fund represents and warrants that all of its directors, officers, investment advisers, and other individuals/entities dealing with money and/or securities of the Fund are and sha1l continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.9. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement. The

Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

         2.10. Each of the parties represents and warrants to the other that it has, or shall to the extent required by applicable law, adopt, implement and maintain effective "disclosure controls and procedures" and "internal controls" (as such phrases are defined pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (hereinafter collectively the "S-Ox Act")) and will cooperate with one another in exchanging copies of such policies and procedures and facilitating the filing by either party and/or their respective officers and auditors of any and all certifications or attestations as required by the S-Ox Act, including, without limitation, furnishing such sub-certifications from relevant officers of each party as such party shall reasonably request from time to time.

         2.11. Each party represents and warrants that it shall promptly notify the other in the event that either party becomes actually aware of any material failure by such party to comply with the S-Ox Act with regard to disclosure controls and procedures, internal controls or if a "material compliance matter" (as such term is defined pursuant to Rule 38a-1 under the 1940 Act) arises with respect the services provided hereunder.

         2.12. Upon request, the Company agrees to provide its written policies and procedures pursuant to Rule 38a-1 under the 1940 Act to the Fund's chief compliance officer for review and the Fund Board's approval. The Company further agrees to cooperate with the Fund in its review of such written policies and procedures, including without limitation furnishing such certifications and sub-certifications as the Fund shall reasonably request from time to time.

         2.13. Each party represents and warrants that it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates. The Fund shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Phoenix Insurance Companies (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(i), respectively, of Regulation S-P of the SEC), other than to carry out the functions contemplated by this Agreement, and the Fund shall establish appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any such nonpublic personal information. The foregoing notwithstanding, the following shall not be considered confidential information (except in the case of any nonpublic personal information, as defined under Regulation S-P): information that is, or becomes, generally available to the general public from: (a) federal, State or local governmental records, (b) widely distributed media, or (c) disclosures to the general public that are required to be made by federal, State or local law.


             ARTICLE III. Prospectuses and Proxy Statements; Voting
                          -----------------------------------------

         3.1. At least annually, the Fund or its designee shall provide the Phoenix Insurance Companies, free of charge, with as many copies of the current prospectus, Statements of Additional Information, and any and all supplements thereto, for the Fund shares of the Fund as the Phoenix Insurance Companies may reasonably request for distribution to existing variable Contract owners whose Contracts are funded by the Fund shares. The Fund or its designee shall provide the Phoenix Insurance Companies, at the Phoenix Insurance Companies expense, with as many more copies of the current prospectuses, Statements of Additional Information, and any and all supplements thereto, for the Fund shares as the Company may reasonably request for distribution to prospective purchasers of the Variable Insurance Products.

         3.2. The Fund, at its expense, shall provide the Phoenix Insurance Companies with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to Contract owners in such quantity as the Phoenix Insurance Companies shall reasonably require for distributing to Contract owners.

         3.3. If, and to the extent required by law, the Phoenix Insurance Companies shall vote the Fund shares in accordance with pass-through voting privileges for variable Contract owners as more particularly described in Contract registration statements. The Phoenix Insurance Companies reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund will comply with all applicable provisions of the 1940 Act regarding voting by shareholders.


                   ARTICLE IV. Sales Material and Information
                               ------------------------------

         4.1. The Phoenix Insurance Companies shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such Registration Statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Company.

         4.2. The Fund will provide to the Phoenix Insurance Companies at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities. For purposes hereof, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Statements of Additional Information, shareholder reports, and proxy materials.


                          ARTICLE V. Fees and Expenses
                                     -----------------

         5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l to finance distribution expenses, then any underwriter engaged by the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by such underwriter in writing and such payments will be made out of existing fees otherwise payable to the underwriter, past profits of the underwriter or other resources available to the underwriter. No such payments shall be made directly by the Fund.

         5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

         5.3. The Phoenix Insurance Companies shall each bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Phoenix Insurance Companies. Unless otherwise specified, the Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.


                           ARTICLE VI. Diversification
                                       ---------------

         6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, the Fund will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.


                        ARTICLE VII. Potential Conflicts
                                     -------------------

         7.1. The Fund Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. To the extent not inconsistent with the Shared Funding Exemptive Order, an irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund Board shall promptly inform the Phoenix Insurance Companies if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Phoenix Insurance Companies will each report any potential or existing conflicts of which it is aware to the Fund Board. The Phoenix Insurance Companies will each assist the Fund Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Phoenix Insurance Companies to inform the Fund Board whenever contract owner voting instructions are disregarded.

         7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Phoenix Insurance Companies shall each, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e. annuity contract owners, life insurance contract owners, or variable contract owners of one or more Phoenix Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Phoenix Insurance Companies to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Phoenix Insurance Companies may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented and until the end of that six month period the Fund shall continue to accept and implement orders by the Phoenix Insurance Companies for the purchase (and redemption) of shares of the Fund.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Phoenix Insurance Companies conflicts with the majority of other state regulators, then the Phoenix Insurance Companies will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Fund Board informs the Phoenix Insurance Companies in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Phoenix Insurance Companies for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event win the Fund be required to establish a new funding medium for the Contracts. The Phoenix Insurance Companies shall not be required by Section
7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Fund Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Phoenix Insurance Companies will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund Board informs the Phoenix Insurance Companies in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Fund Board.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Phoenix Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


                          ARTICLE VIII. Indemnification
                                        ---------------

         8.1.     Indemnification By The Company.
                  -------------------------------

                  (a) The Company agrees to indemnify and hold harmless the Fund and each trustee of the Fund Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:

                           (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use, in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Phoenix Insurance Companies, or persons under their control) or wrongful conduct of the Phoenix Insurance Companies or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Phoenix Insurance Companies; or

                           (iv) arise as a result of any failure by the Phoenix Insurance Companies to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach of any representation and/or warranty made by the Phoenix Insurance Companies in this Agreement or arise out of or result from any other material breach of this Agreement by the Phoenix Insurance Companies, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                  (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

                  (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.


         8.2.     Indemnification By The Fund
                  ---------------------------

                  (a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof are related to the operations of the Fund, and:

                           (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                           (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

                  (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of, such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

                  (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this

         Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The Company agrees to promptly to notify the Fund of the commencement of any material litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.


                           ARTICLE IX. Applicable Law
                                       --------------

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                             ARTICLE X. Termination
                                        -----------

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a)      termination by any party for any reason, by sixty
         (60) days advance written notice delivered to the other parties; or

                  (b) termination by the Phoenix Insurance Companies by written notice to the Fund with respect to any Portfolio based upon the Phoenix Insurance Companies' determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contract; or

                  (c) termination by the Phoenix Insurance Companies b written notice to the Fund with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Phoenix Insurance Companies; or

                  (d) termination by the Phoenix Insurance Companies by written notice to the Fund with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify, or

                  (e) termination by the Company by written notice to the Fund with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

                  (f) termination by the Fund by written notice to the Company, if the Company gives the Fund the written notice specified herein and at the time such notice was given there was no notice of termination outstanding under any of the provision of this Agreement; provided, however any termination under this Section 10.1(f) shall be effective forty-five (45) days after the notice specified in Section 6(b) was given.

         10.2. Notwithstanding any termination of this Agreement, the Fund shall at the option to continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII of this Agreement.

         10.3. The provisions of Artic1es II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with section 10.2, except that the Fund shall have no further obligation to make Fund shares available in Contracts issued after termination.

         10.4. The Phoenix Insurance Companies shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initialed or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause
(ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund ninety (90) days notice of its intention to do so.


                                             ARTICLE XI. Notices
                                                         -------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:            56 Prospect Street
                           Hartford, Connecticut 06115
                           Attention:  Treasurer

If to the Phoenix
Insurance Companies:       One American Row
                           Hartford, Connecticut 06102
                           Attention:  General Counsel

                           ARTICLE XII. Miscellaneous
                                        -------------

         12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

         12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and an information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Agreement shall not be affected thereby.

         12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with New York Insurance Regulations and any other applicable law or regulations.

         12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.


         PHOENIX LIFE INSURANCE COMPANY



         By:      /s/ John H. Beers
                  --------------------------
         Name:    John H. Beers
         Its:     Vice President and Secretary



         THE PHOENIX EDGE SERIES FUND



         By:      /s/ John H. Beers
                  --------------------------
         Name:    John H. Beers
         Its:     Assistant Secretary



         PHL VARIABLE INSURANCE COMPANY



         By:      /s/ John H. Beers
                  --------------------------
         Name:    John H. Beers
         Its:     Vice President and Secretary



         PHOENIX LIFE AND ANNUITY COMPANY



         By:      /s/ John H. Beers
                  --------------------------
         Name:    John H. Beers
         Its:     Vice President and Secretary

                                   Schedule A
                                   ----------

          Separate Accounts and Associated Variable Insurance Products
          ------------------------------------------------------------

PHOENIX LIFE INSURANCE COMPANY
------------------------------


 PHOENIX LIFE VARIABLE ACCUMULATION ACCOUNT ('40 ACT REG. # 811-03488) (Separate account established: 6/21/82)

           VARIABLE ACCUMULATION ANNUITY CONTRACTS FUNDED BY THIS SEPARATE ACCOUNT:
           -------------------------------------------------------------------------------------------------------------------------
           '33 ACT REG. #               VARIABLE INSURANCE PRODUCT                                               CONTRACT #
           -------------------------------------------------------------------------------------------------------------------------
           002-78020                    Big Edge                                                                   2545
                                        Group Strategic Edge(R)                                                    GD601, GD603
                                        Phoenix Spectrum Edge(R) (Maine & New York)                                D612
                                        Templeton Investment Plus                                                  2647
                                        The Big Edge Choice(R) for NY                                              D601 NY
                                        The Big Edge Plus(R)                                                       2646
                                        The Phoenix Edge(R) - VA for NY                                            D602 NY
           -------------------------------------------------------------------------------------------------------------------------
           333-31320                    Freedom Edge(R) (Maine & New York)                                         D615
                                        Retirement Planner's Edge (Maine & New York)                               D603 NY
           -------------------------------------------------------------------------------------------------------------------------
           333-47862                    Phoenix Income Choice(R) (Maine & New York)                                I602
           -------------------------------------------------------------------------------------------------------------------------
           333-68872                    Phoenix Investor's Edge(R) (Maine & New York)                              D610
           -------------------------------------------------------------------------------------------------------------------------
           333-82916                    Phoenix Asset Manager                                                      D614
           -------------------------------------------------------------------------------------------------------------------------
           333-123035                   Phoenix Dimensions(SM) (Maine & New York)                                  D618
           -------------------------------------------------------------------------------------------------------------------------


 PHOENIX LIFE VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG. # 811-04721)
 (Separate account established:  6/17/85)

           VARIABLE UNIVERSAL LIFE INSURANCE POLICIES  FUNDED BY THIS SEPARATE ACCOUNT:
           -------------------------------------------------------------------------------------------------------------------------
           '33 ACT REG. #               VARIABLE INSURANCE PRODUCT                                                 POLICY FORM #
           -------------------------------------------------------------------------------------------------------------------------
           033-06793                    The Phoenix Edge(R)                                                        5000
                                        The Phoenix Edge(R) - SPVL                                                 V610, V610 NY
           -------------------------------------------------------------------------------------------------------------------------
           033-23251                    Flex Edge                                                                  2667
                                        Flex Edge Success(R)                                                       V603
                                        Joint Edge(R)                                                              V601
                                        Individual Edge(R)                                                         V603(PIE)
           -------------------------------------------------------------------------------------------------------------------------
           333-23171                    Estate Edge(R)                                                             V602
                                        Estate Strategies - Developed exclusively for NFP Securities, Inc.         V611
           -------------------------------------------------------------------------------------------------------------------------

           -------------------------------------------------------------------------------------------------------------------------
           333-86921                    Corporate Edge                                                             V608
                                        Executive Benefit VUL - Developed for Clark Bardes                         V607
                                        Phoenix Executive VUL(SM)                                                  V614
           -------------------------------------------------------------------------------------------------------------------------
           333-119919                   Phoenix Express VUL(SM) (Maine & New York)                                 V616
                                        Phoenix Express VUL(SM) (Maine & New York)                                 06PEXVUL
           -------------------------------------------------------------------------------------------------------------------------

The following separate accounts are closed to new business.                     '33 ACT             '40 ACT
These accounts invest in the Phoenix Capital Growth Series.                      REG. #              REG. #
                                                                                 ------             ------


PHOENIX LIFE SEPARATE ACCOUNT B                                                 002-33165           N/A
PHOENIX LIFE SEPARATE ACCOUNT C                                                 033-49564           811-02268
PHOENIX LIFE SEPARATE ACCOUNT D                                                 033-49562           811-02269


PHL VARIABLE INSURANCE COMPANY
------------------------------


PHL VARIABLE ACCUMULATION ACCOUNT ('40 ACT REG. NO. 811-08914)
(Separate account established:  12/7/94)

           VARIABLE ACCUMULATION ANNUITY CONTRACTS FUNDED BY THIS SEPARATE ACCOUNT:
           -------------------------------------------------------------------------------------------------------------------------
           '33 ACT REG. #               VARIABLE INSURANCE PRODUCT                                                 CONTRACT #
           -------------------------------------------------------------------------------------------------------------------------
           033-87376                    Phoenix Spectrum Edge(SM)                                                  D611
                                        The Big Edge Choice(R)                                                     D601
                                        The Phoenix Edge(R) - VA                                                   D602, D602 NY
           -------------------------------------------------------------------------------------------------------------------------
           333-48140                    Phoenix Income Choice(R)                                                   I601
           -------------------------------------------------------------------------------------------------------------------------
           333-68164                    Phoenix Investor's Edge(R)                                                 D609
           -------------------------------------------------------------------------------------------------------------------------
           333-78761                    Freedom Edge(R)                                                            D615
                                        Retirement Planner's Edge                                                  D603
           -------------------------------------------------------------------------------------------------------------------------
           333-82912                    Phoenix Asset Manager                                                      D613
           -------------------------------------------------------------------------------------------------------------------------
           333-95611                    Phoenix Premium Edge(R)                                                    D604
           -------------------------------------------------------------------------------------------------------------------------
           333-123040                   Phoenix Dimensions(SM)                                                     D617
           -------------------------------------------------------------------------------------------------------------------------


PHLVIC VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG. NO. 811-09065)
(Separate account established:  9/10/98)

           VARIABLE UNIVERSAL LIFE INSURANCE POLICIES  FUNDED BY THIS SEPARATE ACCOUNT:
           -------------------------------------------------------------------------------------------------------------------------
           `33 ACT REG. #               VARIABLE INSURANCE PRODUCT                                                 POLICY FORM #
           -------------------------------------------------------------------------------------------------------------------------
           333-65823                    Flex Edge Success(R)                                                       V605
           -------------------------------------------------------------------------------------------------------------------------
           333-76778                    The Phoenix Edge(R) - SVUL                                                 V612
           -------------------------------------------------------------------------------------------------------------------------
           333-81458                    The Phoenix Edge(R) - VUL                                                  V613
           -------------------------------------------------------------------------------------------------------------------------
           333-119916                   Phoenix Express VUL(SM)                                                    V615
                                        Phoenix Express VUL(SM)                                                    06PEXVUL
           -------------------------------------------------------------------------------------------------------------------------


PHOENIX LIFE AND ANNUITY COMPANY


 PHOENIX LIFE AND ANNUITY VARIABLE UNIVERSAL LIFE ACCOUNT ('40 ACT REG. NO. 811-07835)
 (Separate account established:  7/1/96)

           VARIABLE UNIVERSAL LIFE INSURANCE POLICIES  FUNDED BY THIS SEPARATE ACCOUNT:
           -------------------------------------------------------------------------------------------------------------------------
           '33 ACT REG. #               VARIABLE INSURANCE PRODUCT                                                 POLICY FORM #
           -------------------------------------------------------------------------------------------------------------------------
           333-12989                    Corporate Edge                                                             V609
                                        Executive Benefit VUL - Developed for Clark Bardes                         V606
                                        Flex Edge Success(R)                                                       V604
           -------------------------------------------------------------------------------------------------------------------------